UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 31, 2014

ENERGY FOCUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-24230	94-3021850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

32000 Aurora Road, Suite B
Solon, Ohio		44139
(Address of principal executive offices)		(Zip Code)

(440) 715-1300

(Registrant’s telephone number,
including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 8.01.         Other Events.

Effective March 31, 2014, all of the holders (the “Holders”) of the outstanding 5% convertible subordinated promissory notes (the “Notes”) of Energy Focus, Inc., a Delaware corporation (the “Company”), converted the aggregate principal amount of $6,145,000 into 26,717,393 shares of Common Stock, $0.0001 par value per share (“Common Stock”), of the Company. As consideration for agreeing to the conversion, the Holders will receive additional interest payments for six months following the conversion. The conversion of all outstanding notes is expected to cause the Company to incur a non-operating charge of approximately $2.7 million, but it will also increase equity by approximately $6.1 million.

After giving effect to the conversion, as of March 31, 2014, there were 78,154,330 shares of Common Stock issued and outstanding.

The Company issued a press release regarding the conversion on April 11, 2014, which is attached as Exhibit 99.1 hereto.

Item 9.01.         Financial Statements and Exhibits.

(d) Exhibits

99.1     Press Release issued by the Company on April 11, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 11, 2014

ENERGY FOCUS, INC.

	By:	/s/ Frank Lamanna
	Name:	Frank Lamanna
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by the Company on April 11, 2014.

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